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EXHIBIT 99.4

                     ACTION BY UNANIMOUS CONSENT IN WRITING
                                     OF THE
                               BOARD OF DIRECT0RS
                                       OF
                             ACCESSPOINT CORPORATION

                             Dated: August 15, 2005


         The undersigned, constituting the entire Board of Directors of Accesspoint Corporation, a Nevada corporation, by unanimous consent in writing, without the formality of convening a meeting, do hereby severally and consecutively consent to the following action of this corporation:

     WHEREAS, the Company has decided to accept the resignation of Mr. Michael Savage as an officer and member of the current Board of Directors, effective August 16, 2005; and

     WHEREAS, the Company wishes to appoint a new President, Secretary and Treasurer and Director to assume the position of the Chairman of the Board of Directors; and

     WHEREAS, it is in the best interest of the Company and its shareholders to appoint William Lindberg to the offices of President, Secretary and Treasurer and as Chairman of the Board of Directors, and to appoint Andrea Salazar as a member of the Board of Directors;

     NOW, THEREFORE, BE IT RESOLVED, that William Lindberg is appointed as President and Chairman of the Company's Board of Directors, and Andrea Salazar is appointed as a member of the Board of Directors, both appointments to be effective immediately; and

     FURTHER RESOLVED, that the officers of the Company be authorized to take such additional action as necessary to effect these resolutions.

     FURTHER RESOLVED, that this consent shall be filed in the minute book of the corporation and become a part of the records of the corporation.

/s/ Michael Savage                              /s/ Joseph Byers
--------------------------                      -------------------------
     Michael Savage                                    Joseph Byers


                        Constituting all of the Directors